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                                                                   EXHIBIT 10.10


                                   AGREEMENT
                                   ---------

     THIS AGREEMENT (the "Agreement") is made and entered into effective as of the __ day of January, 1999, by and among PURCHASE PRO INTERNATIONAL, INC., a Nevada corporation, whose address is 3291 North Buffalo Drive, Las Vegas, NV 89129 ("PPI"), and E-MARKETPRO, LLC, with its principal office and place of business at _______________________________ ("Contractor").

                                   RECITALS:

     WHEREAS, PPI is the developer and owner of an Internet purchasing network operated by PPI under the name "Purchase Pro" (the "Network"); and

     WHEREAS, PPI and Contractor desire to enter into this Agreement relating to Contractor's marketing of Network subscriptions;

     NOW, THEREFORE, in consideration of their mutual covenants and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree to and affirm the foregoing recitals and further agree as follows:

1.        Marketing Rights; Revenue Sharing; Related Matters.
          --------------------------------------------------

a. PPI hereby grants to Contractor the right from and after the date of this Agreement and for the term set forth herein to sell subscriptions to the Network to all persons or entities with their residence or principal place of business located in the following designated area (herein the "Territory"): the states of Kentucky and Ohio. Provided, however, Contractor shall have the right to market the Network to persons and entities outside of the Territory if such persons or entities are doing business with a subscriber within the Territory and the existence of such other persons or entities is made aware to Contractor by such subscriber. PPI agrees that neither it nor any other person to whom it may grant Network marketing rights shall establish an office in the Territory for the purpose of marketing Network subscriptions. Contractor shall not establish an office or have a place of business for the purpose of marketing the Network anywhere outside of the Territory without PPI's prior written consent. Contractor acknowledges that third parties to whom PPI may grant marketing rights and PPI itself have the right to market Network subscriptions to persons or entities located within the Territory on the same terms as Contractor has the right to market to persons outside of the Territory as stated above in this paragraph. Contractor shall have no rights of any kind with respect to the Network or the marketing of the Network outside of the Territory except as provided in this Agreement.

a. For all Network subscriptions obtained by Contractor in accordance with this Agreement from subscribers outside of the Territory but from an area for which the Network marketing rights have been granted to a third party or where PPI itself is marketing subscriptions (herein collectively the "Ex-Territory Subscriptions"), Contractor agrees that such Ex-Territory Subscriptions may, at the request of PPI, be serviced by either PPI or the owner of the marketing rights in such area by installing and providing normal customer support to such subscribers, in which case revenue from such Ex-Territory Subscriptions shall be credited 50% each to Contractor and the person providing the installation and customer service for as long as such customer support is provided by PPI or such third person. Provided, however, if Contractor desires to service such Ex-Territory Subscriptions and demonstrates its ability to do so in accordance with PPI's customer service standards, Contractor shall retain the servicing of such

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subscriptions. Provided, further, however, all amounts credited to Contractor for Ex-Territory Subscriptions shall remain subject to the revenue split in favor of PPI as provided hereinbelow. Likewise, Contractor agrees that upon request by PPI, Contractor shall install the Network software and provide normal customer support to subscribers located within the Territory but which subscribers are obtained by PPI or a third party (the "Support Only Subscriptions"), in which case revenue from the Support Only Subscriptions shall be credited 50% to Contractor for as long as such customer support is provided by Contractor. Provided, further, however, such amounts credited to Contractor shall remain subject to the revenue split in favor of PPI as provided hereinbelow. Contractor agrees that in the event of any dispute between Contractor and any third party regarding Ex-Territory Subscriptions or Support Only Subscriptions, PPI shall be the sole and final arbiter of any such dispute, whose determination shall be binding on all parties.

a. All Network subscriptions and other Network services shall be marketed and sold by Contractor at a price approved in writing in advance by PPI and upon such other terms as PPI may require in its sole discretion, which prices and terms may not be same for all Network subscribers. PPI shall not reduce the approved prices at which Contractor shall sell subscriptions or other Network services without the Contractor's prior consent, not to be unreasonably withheld. PPI shall provide Contractor with marketing materials, subscriber contracts and other marketing materials as determined by PPI. Contractor's use of the name "Purchase Pro" shall be subject to the prior written approval of PPI, not to be unreasonably withheld. PPI may from time to time promulgate written rules and regulations applicable to Contractor and all other persons in similar relationships to PPI relating to the manner of use of the Network, the marketing of the subscriptions to the Network, its name and trademarks and servicemarks, and its other intellectual property, which Contractor, shall immediately upon receipt, adhere to in its operations hereunder. Provided, however, such rules and regulations shall not unreasonably interfere with Contractor's own marketing strategies.

a. Contractor shall at all times employ competent and qualified personnel as shall be necessary to fulfill the purposes and intent of this Agreement and to allow Contractor to actively market the Network pursuant to this Agreement. Contractor shall require all of its marketing and customer support personnel to complete such training sessions as may be required by PPI. The training sessions shall conducted at PPI's offices in Las Vegas, Nevada, at no cost to Contractor, except that Contractor shall pay all travel expenses for its personnel to attend the training sessions, and shall pay any compensation to its personnel for the time spent in training. In lieu of training at PPI's offices, at Contractor's request, PPI agrees to provide an instructor for training sessions to held at Contractor's offices provided that Contractor pays all travel, food and lodging expenses for the instructor. Contractor agrees to submit its personnel for training updates within not more than sixty (60) days after Network software updates or other enhancements in the Network as PPI may reasonably require.

a. PPI shall administer the Network and provide Network access to the subscribers obtained by Contractor, but Contractor shall pay all of its own operating expenses, including without limitation, office, sales and other personnel, and marketing expenses. Contractor and PPI shall communicate regarding Contractor's suggestions for improvement and development of the Network and the business of PPI, and Contractor shall be entitled to appoint one member to PPI's software development advisory committee.

a. PPI shall collect all revenue (including without limitation subscription fees, web hosting fees, and any transaction fees) from subscriptions and other Network services sold by Contractor. Within ten (10) days of the end of each calendar month, PPI shall remit to Contractor

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the following percentage of the revenue collected by PPI from subscribers obtained by Contractor (net of all taxes and costs of collection paid to third parties, such as EFT draft fees), provided this Agreement is still then in effect:

     Year 1 - Sixty-five percent (65%)
     Year 2 and all years thereafter - Fifty percent (50%)

     Provided, however, Contractor shall not be entitled to any net revenue sharing or distributions for any period this Agreement is in effect during which the amount of net revenue to be retained by PPI as its share of net revenue based on the above formula does not equal or exceed the total subscription revenue received by PPI during such period from subscribers on the Network as of the date of this Agreement (the "Existing Subscribers") which are now hereby considered subscribers obtained by and to be serviced by Contractor hereunder. In such case, PPI shall retain all net revenue from all subscribers obtained by Contractor up to the amount of revenue for such period from Existing Subscribers and Contractor shall be entitled to the balance of the net revenue received during such period, if any. Provided, further, however, Contractor shall retain, and PPI shall not be entitled to share in, any sums paid by subscribers to Contractor to solely reimburse Contractor for costs incurred in establishing private networks for groups of Network Subscribers, provided the amounts of such payments and the nature thereof are disclosed in writing to PPI by Contractor and provided that such payments are not based on usage of the Network or represent payments for Network services of any kind.

a. Provided, however, to the extent the revenue collected in the first, second or third three month period represents payment in advance for subsequent periods, the percentage payable by PPI to Contractor shall be at the rate applicable to the period during which the subscription revenue shall be earned. For example, Contractors share of the net revenue from a paid in full one year subscription sold in the first three month period would be sixty-five percent percent, which is equal to the percentage of the revenue that would be due if the subscription was paid monthly over the full year.

a. The rights granted to Contractor hereunder are granted for a term of one (1) year from the date hereof, but such rights and this Agreement shall be automatically renewed for consecutive one (1) year terms, provided that in each year the total net revenue from subscriptions and other Network services obtained by Contractor in each twelve month period this agreement remains in effect exceeds the following amounts:

                      Year 1: 250 multiplied by (subscription price for prepaid annual subscriptions approved by PPI for the Territory as of the beginning of the year) (the "ASP")
          Year 2:    750 x ASP
          Year 3:    1250 x ASP
          Year 4:    1750 x ASP
          Year 5:    2250 x ASP
          Year 6:    2750 x ASP
          Year 7:    3250 x ASP
          Year 8:    3750 x ASP
          Year 9:    4250 x ASP
          Year 10 and all years thereafter:  4750 x ASP

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If Contractor fails to sell a sufficient number of subscriptions and other
Network Services to generate such revenue, the exclusivity of the marketing rights granted to Contractor hereunder shall automatically terminate at the end of the one (1) year period during which such failure occurred, but this Agreement shall otherwise continue in effect. Provided, further, however, if Contractor fails to sell a sufficient number of subscriptions and other Network services to generate not less than fifty percent (50%) of the revenue minimums set forth above, this Agreement and all of Contractor's rights hereunder may, at the option of the Company at any time thereafter, be terminated due to such failure, and if terminated by PPI solely for this reason, PPI shall pay Contractor a sum equal to five (5) times the revenues payable to Contractor under the terms of this Agreement during the one (1) year period immediately preceding the effective date of termination (subject to set-off of any money due from Contractor to PPI at such time). Contractor's share of net revenue from Ex-Territory Subscriptions and Support Only Subscriptions shall be included in the net revenue attributable to Contractor for purposes of these minimum revenue requirements. To the extent Contractor or any of its affiliates own marketing rights for areas in addition to the Territory, Contractor or such affiliates must identify the particular marketing rights agreement under which each subscription is sold, which designation may not be changed by Contractor.

a. Notwithstanding that this Agreement is renewable under certain circumstances, Contractor agrees and acknowledges that PPI has established prestige and goodwill in connection with the name "Purchase Pro" and the Network. Contractor agrees that it shall at all time conduct its business relating to this Agreement and the Network in an ethical manner and in compliance with all federal, state and local laws, rules and regulations, and that Contractor shall exercise its best efforts throughout its operations under this Agreement to safeguard the prestige and goodwill of PPI. Contractor will not, at any time, do or suffer to be done any act or thing which may, in any way, impair the rights of PPI in and to any of its intellectual property rights or the Network, or which may depreciate the value of any such intellectual property or the Network.

a. For each new one-year subscription to the Network sold by Contractor and paid for by the subscriber while this Agreement is in effect, up to a maximum of five thousand (5000) one-year subscriptions to the Network, PPI shall grant to Contractor an option to purchase twenty (20) shares of the common stock of PPI for the striking price equal to the last asking price for PPI's common stock on such date if such stock is traded on a national market, or if not so traded, the fair market value of PPI's common stock as of the date of the grant as determined by PPI's outside accountants. Upon exercise of the options, payment for the shares must be made in cash, and the options shall expire five
(5) years from the date each option is granted. The options shall be granted at the end of each year this Agreement is in effect after the actual subscriber revenue and fair market value of the stock at year end can be determined. For purposes of measuring the number of subscribers for purpose of the grant of options, a one-year subscription means twelve months of subscription revenue cash receipts by PPI from a subscriber or subscribers. For example, if at the end of the first year Contractor has sold 2000 subscriptions, but due to cancellations, non-payment or other factors PPI has collected the revenue equivalent of only 800 one-year subscriptions, then Contractor shall only be entitled to options to purchase 16,000 shares of PPI. Options shall not be granted with respect to renewal subscription revenues, only new subscribers. For purposes of this Agreement and the number of shares that may be purchased by Contractor pursuant to the options, such number of shares shall be hereafter adjusted for any stock splits, reverse splits, or other similar events. PPI hereby agrees to cause any shares purchased by Contractor pursuant to its options to be registered for resale at the same

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time and upon the same terms as shares purchased by employees of PPI pursuant to employee stock options.

a. Contractor shall prepare, and at all times maintain at its principal executive offices, true, correct and complete separate books of account and records reflecting all transactions and operations within the scope of this Agreement, in accordance with generally accepted accounting principles consistently applied. Contractor shall prepare and furnish to PPI a statement of operations, in form and scope satisfactory to PPI and certified as accurate by a senior financial officer of Contractor, for each quarterly period ended the last day of March, June, September and December in each year this Agreement is in effect, which shall be furnished to PPI within thirty (30) days after the end of each such period.

a. Provided there does not exist any default under this Agreement by Contractor, Contractor retains exclusive rights to the Territory, and that this Agreement is still in effect, PPI hereby grants Contractor the right of first refusal to acquire rights similar to those granted herein for all states contiguous to the Territory (exclusive of the state of Illinois), in the event PPI proposes to grant same to a third party. Contractor shall have ten (10) days from written notice from PPI of the terms on which PPI proposes to grant such rights to a third party in which Contractor may exercise its right of first refusal by written notification to PPI, in which case Contractor shall be deemed to have contracted with PPI upon the terms contained in the notice from PPI. This right of first refusal shall automatically terminate at such time as Brad Redmon does not own a majority of the equity interests in, and exercise managerial control over, Contractor. This right of first refusal shall also not apply to any activities of PPI in any of the areas to which the right of first refusal otherwise applies.

a. In the event PPI fails to have the Network operable for a consecutive period of two (2) weeks, PPI shall involve Contractor in the efforts to restore the operability of the Network and Contractor shall have the right to expend its own resources in the effort to restore the Network, but PPI shall not have any liability whatsoever to Contractor for any such sums expended, nor shall PPI have any liability whatsoever for the failure of the Network.

a. PPI and Contractor hereby agree to take whatever further action that may be necessary to implement the terms and conditions of this Agreement.

1.        Restrictions on Transfer; Right of First Refusal.
          ------------------------------------------------

a. The rights granted herein are strictly personal to Contractor. Neither this Agreement nor any of the rights granted to or obligations undertaken by Contractor hereunder may be transferred, assigned, pledged, sold, mortgaged, sublicensed or otherwise hypothecated or disposed of, either directly or indirectly, in whole or in part, by operation of law or otherwise (collectively, "transfer"), to any Person without the express prior written consent of PPI, such consent to not be unreasonably withheld as long as Brad Redmon controls a majority of the voting equity interests in, and has managerial control of, Contractor. Any attempted transfer without such consent shall be null, void, and of no force or effect. As used herein, the term "Contractor" shall include any assignee, licensee or subcontractor of Contractor approved by PPI in writing as hereinabove provided.

a. In addition to the requirement that PPI consent to any transfer of rights of Contractor under this Agreement, Contractor hereby grants PPI the right of first refusal to purchase or otherwise acquire any rights sought to be assigned or transferred by Contractor on

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the same terms as may be offered by a third party and accepted by Contractor.
Contractor shall notify PPI in writing of the terms of the proposed transfer to a third party, in which case PPI shall have ten (10) business days within which to exercise its right of first refusal by providing Contractor with written notice of same. if such right is exercised, PPI shall acquire the rights from the Contractor upon the same terms and schedule as contained in the third party's offer.

1.        Events of Default:  Termination.
          -------------------------------

a. Each of the following shall constitute an event of default under this Agreement:

i. If Contractor shall fail to pay any funds owing to PPI pursuant to this Agreement as and when due, provided that with respect to the first such failure by Contractor PPI shall not be entitled to call a default under this section until it shall have given Contractor notice thereof and Contractor shall have failed to cure such default within thirty (30) days of such notice;

i. If Contractor shall institute proceedings to be adjudicated a voluntary bankrupt or insolvent, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer seeking reorganization or arrangement under any bankruptcy act or any other similar applicable law of any country, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for itself, or any of its property, or shall make an assignment for the benefit of creditors, or shall be unable to pay its debts generally as they become due, or shall cease doing business as a going concern, or action shall be taken by it in furtherance of any of the foregoing purposes; or

i. If an order, judgment or decree of a court having jurisdiction shall have been entered adjudicating the Contractor a bankrupt or insolvent, or approving, as properly filed, a petition seeking reorganization of Contractor or of all or a substantial part of its properties or assets under any bankruptcy act or other similar applicable law, as from time to time amended, or appointing a receiver, trustee or liquidator of Contractor, and such order, judgment or decree shall remain in force, undischarged and unstayed for a period of thirty (30) days, or a judgement or lien for the payment of money in excess of $250,000 shall be rendered or entered against it and the same shall remain undischarged or unbonded for a period of thirty (30) days or any writ or warrant or attachment shall be issued or levied against a substantial part of its property and the same shall not be released, vacated or bonded within thirty
(30) days after issue or levy; or

i. If Contractor shall, without the prior written consent of PPI first had and obtained, sell (regardless of how designated) all or substantially all of its assets, or shall merge or consolidate with or into another corporation or entity, or if there shall be a change in control of Contractor, in each case whether in a single transaction or as the aggregate result of a series of transactions, and whether the transaction or transactions involve an affiliated or unaffiliated person or entity; or

i. If any representation or warranty of Contractor contained herein shall be or become false or misleading in any material respect, or if Contractor shall fail to perform or observe any term, condition, agreement or covenant in this Agreement on its part to be performed or observed, and such default is not remedied within thirty (30) days after written notice thereof from PPI.

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a.             If any event of default shall occur and be continuing, PPI may, by written notice to Contractor, immediately terminate this Agreement, in which case PPI shall have no further obligations to Contractor and Contractor shall have no further rights under this Agreement. In addition, all rights of Contractor hereunder shall terminate and revert automatically to PPI, and neither Contractor nor any of its receivers, representatives, trustees, agents, successors or assigns (by operation of law or otherwise) shall have any rights hereunder. Upon termination, Contractor shall deliver to PPI all information and documents of any kind whatsoever relating to Contractor's performance of this Agreement, the Network, and all subscribers, and shall thereafter cease and desist from using the Network, the name "Purchase Pro" or any of PPI's intellectual or other property in any manner.

a. Notwithstanding any termination or expiration of this Agreement (whether by reason of the expiration of the stated term of this Agreement, by earlier termination of this Agreement or otherwise), PPI shall have, and hereby reserves, all the rights and remedies which it may have, at law or in equity, with respect to the collection of funds payable by Contractor pursuant to this Agreement, the enforcement of all rights relating to the establishment, maintenance and protection of PPI's property, and damages for breach of Agreement on the part of Contractor. PPI may recover its costs and expenses, including reasonable attorneys' fees, incurred in enforcing this Agreement against Contractor.

a. Contractor acknowledges that PPI will suffer great and irreparable harm as a result of the breach by Contractor of any covenant or agreement to be performed or observed by Contractor under this Agreement other than the covenants to make monetary payments, and, whether such breach occurs before or after the termination of this Agreement, Contractor acknowledges that PPI shall be entitled to apply for and receive from any court of competent jurisdiction a temporary restraining order, preliminary injunction and permanent injunction, without any necessity of proving damages or any requirement for the posting of a bond or other security, enjoining Contractor from further breach of this Agreement or further infringement or impairment of PPI's rights. Such relief shall be in addition to and not to substitution of any other remedies available to PPI pursuant to this Agreement or otherwise.

1.        Confidentiality.
          ---------------

a. Each party acknowledges that all information of a business or technical nature imparted to the other party during the course of this Agreement with respect to the business of the disclosing party, and certain affiliates, were acquired, designed and/or developed by them at great expense, are secret, confidential and unique, and constitute the trade secrets and exclusive property of the disclosing party and its affiliates, and that any use by the other party of any such trade secrets and property other than for the sole purpose of implementing the terms of this Agreement would be wrongful and would cause irreparable injury to the disclosing party and its affiliates.

a. Neither party will at any time disclose or divulge to any person, firm or corporation or use or suffer the use by any third party, for any purpose other than solely as required for the implementation of this Agreement, directly or indirectly, for its own use or the benefit of any person, firm or corporation, any property, any trade secrets or confidential information of the other party or any of its affiliates, obtained from or through them, or any confidential information belonging to any subscribers to the Network.

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a.             Contractor agrees that it shall cause each of its employees, agents and subcontractors to execute a confidentiality and non-disclosure agreement in form and substance satisfactory to PPI at all times this Agreement is in effect.

1.        Indemnity: Insurance.
          --------------------

a. Contractor does hereby indemnify and agrees to save and hold PPI and its officers, directors, agents, representatives and controlling persons (collectively, for purposes of this section, "PPI"), individually, harmless of and from any and all liability, claims, causes of action, suits, damages and expenses (including reasonable attorneys' fees and expenses) which any such entity or Person may become liable for, or may incur, or be compelled to pay, by reason of any acts, whether of omission or commission, by Contractor and any of its employees or agents, that may arise under or in connection with this Agreement, in connection with the performance thereof on behalf of Contractor or otherwise in connection with Contractor's business or by virtue of any misrepresentation or breach of warranty or failure to perform or observe any covenant on its part to be performed or observed hereunder.

a. PPI does hereby indemnify and agrees to save and hold Contractor and its officers, directors, agents, representatives and controlling persons (collectively, for purposes of this section, "Contractor"), individually, harmless of and from any and all liability, claims, causes of action, suits, damages and expenses (including reasonable attorneys' fees and expenses) which any such entity or Person may become liable for, or may incur, or be compelled to pay, by reason of any acts, whether of omission or commission, by PPI and any of its employees or agents, that may arise under or in connection with this Agreement, in connection with the performance thereof on behalf of PPI or otherwise in connection with PPI's business or by virtue of any misrepresentation or breach of warranty or failure to perform or observe any covenant on its part to be performed or observed hereunder.

a. An indemnified party shall immediately give notice to the indemnifying party of any claim, action or suit that may give rise to liability under this section, provided that the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations hereunder. The indemnifying party hall have the option to defend any such claim action or suit, including, but not limited to, the right to select counsel control the defense, assert counterclaims and crossclaims, bond any lien or judgment, take any appeal and to settle on such terms as it, in its discretion, reasonably deems advisable, provided prior notice of any settlement is given to the indemnified party and such party provides its express prior consent thereto. No settlement of any claim may be effected without the prior written consent of the indemnifying party.

a. Contractor shall maintain at its own expense in full force and effect at all times during which this Agreement is in effect, with a recognized and responsible insurance carrier licensed to do business in the state of Contractor's domicile, and acceptable to PPI, a liability insurance policy with limits of liability of at least $1,000,000 per Person and per accident or occurrence. Such insurance shall be for the benefit of and shall name as co-insured PPI and its respective officers, directors, agents, representatives and controlling persons, and shall provide for at least thirty (30) days' prior written notice by the carrier thereof (each an "Insurance Notice") to PPI and Contractor of the cancellation or modification thereof. Contractor shall, as promptly as practicable, but in any event within thirty (30) days after the signing of this Agreement, and from time to time thereafter upon PPI's written request, deliver to PPI (i) a true, correct and complete copy of its liability insurance policy (including all endorsements), as then in effect, and (ii ) a

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certificate of such insurance from the insurance carrier which sets forth the scope of coverage and the limits of liability. Contractor's maintenance of the insurance coverage as provided herein shall not limit, excuse or replace any of Contractor's obligations under the provisions hereof, which shall remain absolute.

a. The provisions of this section shall survive any termination or expiration of this Agreement.

1.        Representations and Warranties. Contractor hereby represents and
          ------------------------------
warrants to PPI as follows:

a. Contractor is a limited liability company, duly organized, validly existing and in good standing under the laws of Kentucky, and is duly qualified and authorized to do business and in good standing in all jurisdictions in which the nature of its business requires such qualifications.

a. Neither the execution, delivery nor performance of this Agreement by Contractor will, with or without the giving of notice or passage of time, or both, conflict with, or result in a default or loss of rights under, any provision of any other agreement or understanding to which Contractor is a party or by which it or any of its properties may be bound.

a. Contractor has full power and authority to enter into this Agreement and to carry out the transactions contemplated thereby in accordance with its terms; the execution, delivery, and performance of this Agreement by Contractor have been duly and properly authorized by all necessary actions; and this Agreement constitutes the valid and binding obligation of Contractor enforceable in accordance with its terms.

1.        Notices.  All reports, communications, requests, demands or notices
          -------
required by or permitted under this Agreement shall be in writing and shall be deemed to be duly given on the date same is sent and acknowledged via hand delivery, facsimile or reputable overnight delivery service (with a copy simultaneously sent by registered mail), or, if mailed, five (5) days after mailing by certified or registered mail, return receipt requested, to the party concerned at the address on page 1 hereof. Any party may change the address to which such notices and communications shall be sent by written notice to the other parties, provided that any notice of change of address shall be effective only upon receipt.

1.        Integration.  This Agreement sets forth the entire agreement and
          -----------
understanding between the parties relating in any way to the Network, or to the subject matter hereof and supersedes and merges all prior discussions, arrangements and agreements between them.

1.   Amendments.  This Agreement may not be amended or modified except by
     ----------
written instrument signed by each of the parties hereto.

1.        Relationship of Parties.  Nothing herein contained shall be construed
          -----------------------
to constitute the parties hereto as partners or as joint venturers, or as franchisor/franchisee, or either as agent of the other. Neither party hereto by virtue hereof shall have the right or authority to act for or to bind the other in any way or to sign the name of the other or to represent that the other is in any way responsible for the acts or omissions of the other.

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1.        Mandatory Arbitration and Locale.  Any controversy or claim arising
          --------------------------------
out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Lexington, Kentucky, before one (1) arbitrator administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in (any court having jurisdiction thereof). Provided, however, either party shall be entitled to seek injunctive relief to the extent entitled thereto. To the extent such injunctive relief is sought, PPI and Contractor hereby (i) agree that the State and Federal courts sitting in the State of Nevada, Clark County, City of Las Vegas, shall have exclusive jurisdiction in any such injunctive action connected in any way with this Agreement; (ii) each consent to personal jurisdiction of and venue in such courts in any such matter; and (iii) further agree that the service of process or of any other papers with respect to such proceedings upon them by mail shall be deemed to have been duly given to and received by them five (5) days after the date of certified mailing and shall constitute good, proper and effective service.

1.        Severability.  In the event that any one or more provisions of this
          ------------
Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

1.             Waiver.  No failure or delay on the part of either party in
               ------
exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No waiver by either party of any provision of this Agreement, or of any breach or default, shall be effective unless in writing and signed by the party against whom such waiver is to be enforced. All rights and remedies provided for herein shall be cumulative and in addition to any other rights or remedies such parties may have at law or in equity.

1.        Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which taken together shall be deemed an original.

1.        Governing Law.  This Agreement and the rights and obligations of the
          -------------
parties hereto and thereto shall be governed by and construed and enforced in accordance with the substantive law of the state of Nevada.

1.        Benefit and Binding Effect of Agreement.  This Agreement shall be
          ---------------------------------------
binding upon and inure to the benefit of PPI and Contractor and their respective successors and assigns.



                                    PURCHASE PRO INTERNATIONAL,
INC.



     By:  /S/ CHRIS CARTON
         -------------------------------------

     Title: President and Secretary
            ----------------------------------

                                            E-MARKETPRO, LLC

       /S/ BRAD REDMON
--------------------------------------

     Title: Sole Member
           ---------------------------
                                                                         Page 11